Exhibit 3.2

Amended and restated Bylaws
of
Bsquare Corporation

Effective as of December 7, 2023

ARTICLE 1
IDENTIFICATION; OFFICES

Section 1.1.          Name. The name of the corporation is “Bsquare Corporation” (the “Corporation”). The Corporation may do business under that name and under any other name or names that the board of directors select. If the Corporation does business under a name other than that set forth in its articles of incorporation (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Articles of Incorporation”), then the Corporation shall comply with any requirements of the Washington Business Corporation Act (as amended from time to time, the “WBCA”) or applicable law necessary to do business under such name or names. The board of directors shall cause to be executed and filed of record all assumed or fictitious name certificates for the Corporation as are required by law. The board of directors shall provide notice of the change to all stockholders in accordance with the terms and procedures hereof or the WBCA.

Section 1.2.          Term. The term of the Corporation commenced on the date the Articles of Incorporation were filed with the Secretary of State of the State of Washington and shall continue in existence perpetually until the Corporation is liquidated and dissolved in accordance with the provisions of these bylaws (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Bylaws”) or the WBCA.

Section 1.3.          Registered Office. The street address of the registered office and the name of the registered agent of the Corporation are as set forth in the Articles of Incorporation. The board of directors may change the Corporation’s registered office or registered agent at any time and from time to time as provided in the WBCA. The board of directors shall provide notice of the change to all stockholders in accordance with the terms and procedures hereof or the WBCA.

Section 1.4.          Principal and Business Offices. The principal executive office of the Corporation shall be located at 9477 Waples Street, San Diego, California 92121. The Corporation may have such principal and other business offices, either within or outside the State of Washington, as the board of directors may from time to time determine or as the business of the Corporation may require.

Section 1.5.          Books and Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one (1) or more electronic networks or databases (including one (1) or more distributed electronic networks or databases); provided, however, that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records comply with Section 23B.16.010 of the WBCA. The Corporation shall convert any records upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE 2
MEETING OF THE STOCKHOLDERS

Section 2.1.          Place of Meetings. All meetings of the stockholders shall be held at the office of the Corporation or at such other places as may be fixed from time to time by the board of directors, either within or outside the State of Washington, or by means of remote communications, and stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no such place is designated by the board of directors, the place of meeting will be the principal business office of the Corporation or the board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but will instead be held solely by means of remote communication as provided under Sections 23B.07.010(4) and 23B.07.020(6) of the WBCA.

Section 2.2.          Annual Meetings. Annual meetings of stockholders, commencing with the year following the year in which the Corporation is formed, shall be held at the time and place to be selected by the board of directors. If the day is a legal holiday, then the meeting shall be held on the next following business day. At the meeting, the stockholders entitled to vote shall elect a board of directors and transact such other business as may properly be brought before the meeting.

Section 2.3.          Notice of Annual Meeting. Written notice of the annual meeting stating the place, if any, date and hour, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication, if any, of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting (unless a different time is specified by law). Notice to stockholders may also be given by electronic transmission as set forth in Section 23B.07.050 of the WBCA.

Section 2.4.          Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date) entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares (the “Shares”) registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders, or to vote in person or by proxy at any meeting of stockholders.

Section 2.5.          Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by (a) the chairman of the board, or (b) the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or (c) by the holders of ten (10%) percent or more of the outstanding Shares of the stockholders entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.6.          Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

Section 2.7.          Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, the Articles of Incorporation, or these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.8.          Order of Business. At each meeting of the stockholders, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting: chairman of the board, president, vice presidents (in the order of their seniority if more than one) and secretary. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

Section 2.9.          Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.10.          Method of Voting. Unless otherwise provided in the Articles of Incorporation, each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.

Section 2.11.          Action by Written Consent of Stockholders. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required by law, the Articles of Incorporation or these Bylaws to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted and shall be delivered to the Corporation.

Section 2.12.          Ratification of Acts of Directors and Officers. Except as otherwise provided by applicable law or by the Articles of Incorporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of stockholders, or by the written consent of stockholders in lieu of a meeting.

ARTICLE 3
BOARD OF DIRECTORS

Section 3.1.          General Powers. Except as otherwise proved by law or by the Articles of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the board of directors. The board of directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not inconsistent by applicable law, the Articles of Incorporation or these Bylaws, or directed or required to be exercised or done by the stockholders. Each member of the board of directors owes to the Corporation all customary duties, including fiduciary duties and duty of care, under the WBCA and Washington common law.

Section 3.2.          Number of Directors. The board of directors shall consist of one (1) or more members, each of whom shall be a natural person. Unless the Articles of Incorporation fixes the number of directors, the number of directors constituting the board of directors shall be such number as shall be from time to time specified by resolution of the board of directors; provided, however, that no director’s term shall be shortened by reason of a resolution reducing the number of directors; and further provided that the number of directors constituting the existing board of directors shall be one and, shall remain such number unless and until changed by resolution of the board of directors aforesaid.

Section 3.3.          Election Qualification and Term of Office of Directors. Directors shall be elected at each annual meeting of stockholders entitled to vote to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Articles of Incorporation or these Bylaws, or wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Elections of directors need not be by written ballot.

Section 3.4.          Notification of Nominations. Nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons intended to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the U.S. Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 3.5.          First Meetings. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting; provided, however, a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.6.          Regular Meetings. Regular meetings of the board of directors may be held without notice at such times and at such places as shall from time to time be determined by the chairman of the board, board of directors or the president; provided, however, that any director who is absent when such determination is made shall be given written notice by the secretary of the time and place of such meetings.

Section 3.7.          Special Meetings. Special meetings of the board of directors may be called and held at such times and at such places as determined by the chairman of the board of directors or the president by the means specified in Section 3.11 (Notices), and shall be called by the president or secretary on the written request of two (2) directors unless the board of directors consists of only one director, in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

Section 3.8.          Quorum, Majority Vote. At all meetings of the board, a majority of the entire board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the Articles of Incorporation, or these Bylaws. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9.          Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or electronic transmission are filed with the minutes of the proceedings of the board of directors or committee in accordance with applicable law.

Section 3.10.          Telephone and Similar Meetings. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.11.          Notice of Meetings. Notice of regular meetings of the board of directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the board of directors shall be mailed to each director, addressed to such director at such director’s residence or usual place of business, at least two (2) days before the day on which the meeting is to be held or shall be sent to such director at such place by electronic transmission or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

Section 3.12.          Rules and Regulations. The board of directors may adopt such rules and regulations not inconsistent with the provisions of law, the Articles of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the board of directors may deem proper.

Section 3.13.          Resignations. Any director of the Corporation may at any time resign by electronic transmission or by giving written notice to the board of directors, the chairman of the board, the president or the secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.14.          Removal of Directors. Unless otherwise restricted by statute, by the Articles of Incorporation or by these Bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the Shares then entitled to vote at an election of directors.

Section 3.15.          Vacancies. Any vacancies on the board of directors resulting from death, resignation, removal or other cause, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the board of directors, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 2.5 (Special Meetings). Any director elected in accordance with the preceding sentence of this section shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such successor shall have been elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by applicable law.

Section 3.16.          Compensation of Directors. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 3.17.          Reimbursement of Expenses. Expenses incurred by a director or officer on account of the Corporation in the course of the performance of such individuals duties may be reimbursed by the Corporation with approval from the board of directors.

ARTICLE 4
EXECUTIVE AND OTHER COMMITTEES

Section 4.1.          Executive Committee. The board of directors may, by resolution adopted by a majority of the entire board, designate annually one or more of its members to constitute members or alternate members of an executive committee, which committee shall have and may exercise, between meetings of the board, all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, including, if such committee is so empowered and authorized by resolution adopted by a majority of the entire board, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that the executive committee shall not have such power or authority with reference to:

(a)          Approving or adopting, or recommending to the stockholders any action or matter (other than the election or removal of directors) expressly required by the WBCA to be submitted to stockholders for approval; or

(b)          adopting, amending or repealing these Bylaws.

Section 4.2.          Other Committees. The board of directors may, by resolution adopted by a majority of the entire board, designate from among its members one or more other committees, each of which shall, except as otherwise prescribed by law, have such authority of the board of directors as may be specified in the resolution of the board of directors designating such committee. A majority of all the members of such committee may determine its action and fix the time and place of its meetings, unless the board of directors shall otherwise provide. The board of directors shall have the power at any time to change the membership of, to increase or decrease the membership of, to fill all vacancies in and to discharge any such committee, or any member thereof, either with or without cause.

Section 4.3.          Procedure; Meetings; Quorum. Regular meetings of the executive committee or any other committee of the board of directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of the executive committee or any other committee of the board of directors shall be called at the request of any member thereof. Notice of each special meeting of the executive committee or any other committee of the board of directors shall be sent by mail, electronic transmission or telephone, or be delivered personally to each member thereof not later than the day before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of the executive committee or any other committee of the board of directors shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the board of directors need not be given. The executive committee or any other committee of the board of directors may adopt such rules and regulations not inconsistent with the provisions of law, the Articles of Incorporation or these Bylaws for the conduct of its meetings as the executive committee or any other committee of the board of directors may deem proper. A majority of the executive committee or any other committee of the board of directors shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. In the absence or disqualification of a member, the remaining members, whether or not a quorum, may fill a vacancy. The executive committee or any other committee of the board of directors shall keep written minutes of its proceedings, a copy of which is to be filed with the secretary of the Corporation, and shall report on such proceedings to the board.

ARTICLE 5
NOTICES

Section 5.1.          Method. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to stockholders and directors may also be given by electronic transmission.

Section 5.2.          Waiver. Whenever any notice is required to be given under applicable law, the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by, or by electronic transmission by, the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened.

ARTICLE 6
OFFICERS

Section 6.1.          Election, Qualification. The officers of the Corporation shall be elected by the board of directors and shall include, but not limited to, a president, one or more vice presidents (if any), a secretary and a treasurer, or any other officers as the board of directors deem necessary. The board of directors, in its discretion, may also elect a chairman of the board (who must be a director), one (1) or more assistant secretaries and such other officers and agents as it shall deem necessary. Any number of offices may be held by the same person, unless the Articles of Incorporation or these Bylaws otherwise provide. No officer of the Corporation need to be a stockholder or a member of the board of directors. Any two or more offices may be held by the same person. The officers elected by the board of directors shall have such duties as are hereafter described and such additional duties as the board of directors may from time to time prescribe.

Section 6.2.          Salary. The salaries of all officers and agents of the Corporation shall be fixed by the board of directors.

Section 6.3.          Term, Removal. The officers of the Corporation shall hold office until their successors are chosen and qualify or until such officer’s earlier death, resignation, or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors in accordance with these Bylaws.

Section 6.4.          Resignation. Subject at all times to the right of removal as provided in Section 6.3 (Term; Removal), any officer may resign at any time by giving notice to the board of directors, the president or the secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; provided, however, that the president or, in the event of the resignation of the president, the board of directors may designate an effective date for such resignation which is earlier than the date specified in such notice but which is not earlier than the date of receipt of such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.5.          Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to such office.

Section 6.6.          Chairman of the Board. The chairman of the board of directors shall, if there be such an officer, preside at meetings of the board of directors and, if present, and in the absence of the president, preside at meetings of the stockholders. The chairman of the board of directors shall counsel with and advise the president and perform such other duties as the president or the board of directors or the executive committee may from time to time determine. Except as otherwise provided by resolution of the board, the chairman of the board of directors shall be ex‑officio a member of all committees of the board. The chairman of the board of directors may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the board of directors or any committee thereof empowered to authorize the same.

Section 6.7.          President. The president shall be the principal chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the board of directors (subject to contrary provisions contained herein), shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

Section 6.8.          Vice Presidents. In the absence of the president, and the chairman of the board of directors or, in the event of their inability or refusal to act, the vice president, if any, (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 6.9.          Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and such individual, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 6.10.          Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 6.11.          Treasurer or Other Financial Officer. The treasurer or any other officer handling the corporate finances shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. He or she shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the Corporation. If required by the board of directors, he or she shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 6.12. Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the board of directors may deem sufficient, the president or the board of directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

Section 6.13.          Loans to Officers. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of any its subsidiaries, if any, including any officer or employee who is a director of the Corporation or any its subsidiaries, if any, whenever, in the judgment of the board of directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

Section 6.14.          Compensation of Officers. The board of directors shall have the authority to establish reasonable compensation of all officers for services to the Corporation. Except as the board of directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the Corporation.

ARTICLE 7
INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES AND AGENTS

Section 7.1.          Third-Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

The Corporation may indemnify any employee or agent of the Corporation, or any employee or agent serving at the request of the Corporation as an employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, in the manner and to the extent that it shall indemnify any director or officer under this Section 7.1.

Section 7.2.          Derivative Actions. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 7.3.          Determination of Indemnification. Any indemnification under Section 7.1 (Third Party Actions) or 7.2 (Derivative Actions) of this Article 7 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.1 (Third Party Actions) or Section 7.2 (Derivative Actions) of this Article 7. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Section 7.4.          Right to Indemnification. Notwithstanding the other provisions of this Article 7, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 (Third Party Actions) or Section 7.2 (Derivative Actions) of this Article 7, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 7.5.          Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation on behalf of a director, officer, employee or agent in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Article 7.

Section 7.6.          Indemnification Not Exclusive. The indemnification provided by this Article 7 shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.7.          Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against liability under the provisions of this Article 7 or the WBCA.

Section 7.8.          Definitions of Certain Terms. For purposes of this Article 7, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 7 with respect to the resulting or surviving Corporation as such person would have with respect to such constituent Corporation if its separate existence had continued.

For purposes of this Article 7, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article 7.

Section 7.9.          Liability of Directors. Notwithstanding any provision of the Articles of Incorporation or any other provision herein, no director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 23B.08.310 of the WBCA or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he or she (i) shall have breached his or her duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit.

ARTICLE 8
CERTIFICATED SHARES

Section 8.1.          Certificated Shares. The Shares the Corporation may be represented by certificates; provided, however, that the board of directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the board of directors. The certificates representing shares of stock of each class shall be signed by, or in the name of the Corporation, by any two (2) authorized officers of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

The name and address of each stockholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 8.2.          Lost Certificates. If a certificate representing Shares has allegedly been lost or destroyed the board of directors, the president or the treasurer may in their discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

Section 8.3.          Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (but not less than par value) and to such persons as the board of directors may determine from time to time.

Section 8.4.          Payment for Shares.

(a)          The consideration for the issuance of shares will consist of money paid to, labor done (including services actually performed) for, or property (tangible or intangible) actually received by the Corporation.

(b)          In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received will be conclusive.

(c)          When consideration, fixed as provided by law, has been paid, the shares will be deemed to have been issued, fully paid, and non-assessable.

Section 8.5.          Registration of Transfer. The Corporation will register the transfer of shares if:

(a)          The registered owner or his or her duly authorized attorney requests the transfer to another person; and

(b)          If the board of directors so requires, the signature of such person has been guaranteed by a national banking institution or member of the New York Stock Exchange.

Section 8.6.          Registered Owner. Prior to transfer of shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices, and otherwise to exercise all the rights and powers of a member. The Corporation (unless expressly required by the laws of the State of Washington) will not be bound to recognize any equitable or other claim to or interest in such shares on the part of any person other than the registered owner, whether or not the Corporation has express or other notice of such claim or interest.

Section 8.7.          Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 8.8.          Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of Shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Washington.

ARTICLE 9
RESTRICTIONS ON TRANSFER

Section 9.1.          Restrictions on Transfer in General. No securities of this Corporation or certificates representing such securities shall be transferred in violation of any law or of any restriction on such transfer set forth in the Articles of Incorporation or amendments thereto, or these Bylaws or any stockholders agreement, buy sell agreement, right of first refusal, or other agreement restricting such transfer which agreement has been executed by the Corporation, or filed with the Secretary of the Corporation and signed by the parties to the agreement. The Corporation shall not be bound by any restrictions not so filed and noted. The Corporation and any party to any such agreement shall have the right to have a restrictive legend imprinted upon any such certificates and any certificates issued in replacement or exchange therefor or with respect thereto.

ARTICLE 10
AFFILIATED TRANSACTIONS

Section 10.1.          Validity. Except as otherwise provided for in the Articles of Incorporation and except as otherwise provided in these Bylaws, if Section 10.2 (Disclosure, Approval; Fairness) is satisfied, no contract or transaction between the Corporation and any of its directors, officers or security holders, or any Corporation, partnership, association or other organization in which any of such directors, officers or security holders are directly or indirectly financially interested, shall be void or voidable solely because of this relationship, or solely because of the presence of the director, officer or security holder at the meeting authorizing the contract or transaction, or solely because of his, her or their participation in the authorization of such contract or transaction or vote at the meeting therefor, whether or not such participation or vote was necessary for the authorization of such contract or transaction.

Section 10.2.          Disclosure, Approval; Fairness. Section 10.1 (Validity) shall apply only if:

(a)          the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known:

(i)          to the board of directors (or committee thereof) and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

(ii)          to the stockholders and they nevertheless authorize or ratify the contract or transaction by a majority of the Shares present at a meeting considering such contract or transaction, each such interested person (stockholder) to be counted in determining whether a quorum is present and for voting purposes; or

(b)          the contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the board of directors (or committee thereof) or the stockholders.

Section 10.3.          Nonexclusive. This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

ARTICLE 11
GENERAL PROVISIONS

Section 11.1.          Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in Shares of the capital stock, subject to the provisions of applicable law or the Articles of Incorporation.

Section 11.2.          Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 11.3.          Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 11.4.          Checks, Notes, Draft, Ect.. All checks notes, drafts or other orders or demands for money of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 11.5.          Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 11.6.          Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

Section 11.7.          Deposits. The funds of the Corporation may be deposited or invested in such bank account, in such investments or with such other depositaries as determined by the board of directors.

Section 11.8.          Investments. The Corporation shall have the right to retain all or any part of any securities or property acquired by it in whatever manner, and to invest and reinvest any funds or proceeds held by it, according to the judgment of the board of directors.

Section 11.9.          Conflict with Applicable Law or Articles of Incorporation. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. If these Bylaws conflict with any applicable law or the Articles of Incorporation, then the provisions of applicable law or the Articles of Incorporation shall control.

Section 11.10.          Electronic Notice. Notice given by electronic transmission shall be deemed given: (a) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder or director has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder or director has consented to receive notice; (c) if by posting on an electronic network together with separate notice to the stockholder or director of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder or director.

Section 11.11.          Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation arising pursuant to any provision of the WBCA, the Articles of Incorporation, or these Bylaws, or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine shall be a state or federal court located within the State of Washington, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants.

Section 11.12.          Evidence of Authority. A certificate by the secretary, or an Assistant secretary, or a temporary secretary (as applicable), as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

Section 11.13.          Articles of Incorporation. All references in these Bylaws to the Articles of Incorporation shall be deemed to refer to the Articles of Incorporation of the Corporation, as amended and in effect from time to time.

Section 11.14.          Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

Section 11.15.          Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE 12
AMENDMENTS

Section 12.1.          Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by a majority of the entire board of directors, at any meeting of the board of directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting. Except as otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of capital stock of the Corporation issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class. Such vote may be held at any annual meeting of stockholders or at any special meeting of stockholders provided that notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.

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